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                                                            EXHIBIT 23(a)

SUTHERLAND, ASBILL & BRENNAN LLP
1275 PENNSYLVANIA AVENUE, N.W.
WASHINGTON, D.C. 20004-2404
STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com

                              February 5, 1998


VIA EDGAR
---------






Board of Directors
Golden American Life Insurance Company
1001 Jefferson Street, Suite 400
Wilmington, DE 19801


Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Amendment No. 2 to the registration statement on Form S-1 for Golden American Life Insurance Company (File No. 333-28743). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND, ASBILL & BRENNAN LLP




                                   By: /s/Stephen E. Roth
                                       ------------------
                                       Stephen E. Roth


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